EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

Specialty Retailers, Inc.
      Jurisdiction of Incorporation:      Texas
      Stockholder:                        Stage Stores, Inc.         100%

Specialty Retailers, Inc. (NV)
      Jurisdiction of Incorporation:      Nevada
      Stockholder:                        Stage Stores, Inc.         100%

SRI Receivables Purchase Co., Inc.
      Jurisdiction of Incorporation:      Delaware
      Stockholder:                        Specialty Retailers, Inc.  100%